1 Q4-22 Financial Highlights2 Q4-22 Business Segment Highlights2,3(B) Consumer Banking Global Wealth and Investment Management Global Banking Global Markets See page 10 for endnotes. Amounts may not total due to rounding. 1 Revenue, net of interest expense 2 Financial Highlights and Business Segment Highlights are compared to the year-ago quarter unless noted. Loan and deposit balances are shown on an average basis unless noted. 3 The Corporation reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis. 4 Sum of ending deposits, loans and leases, including margin receivables, and consumer investments, excluding deposit sweep balances. 5 Represents the percentage of consumer checking accounts that are estimated to be the customer’s primary account based on multiple relationship factors (e.g., linked to their direct deposit). 6 Source: Dealogic as of January 2, 2023. 7 Includes repurchases to offset shares awarded under equity-based compensation plans. 8 Return on average tangible common shareholders’ equity ratio represents a non-GAAP financial measure. For more information, see page 19. • Net income of $7.1 billion, or $0.85 per diluted share, compared to $7.0 billion, or $0.82 per diluted share for Q4-21 • Pretax income up 1% to $7.9 billion impacted by a reserve build compared to a reserve release in Q4-21(C) – Pretax, pre-provision income(D) increased 23% to $9.0 billion • Revenue, net of interest expense, increased 11% to $24.5 billion – Net interest income (NII)(E) up $3.3 billion, or 29%, to $14.7 billion, driven by benefits from higher interest rates, including lower premium amortization expense, and solid loan growth – Noninterest income of $9.9 billion declined $799 million, or 8%, as declines in investment banking and asset management fees as well as lower service charges more than offset higher sales and trading revenue • Provision for credit losses of $1.1 billion increased $1.6 billion – Net reserve build of $403 million vs. net reserve release of $851 million in Q4-21(C) – Net charge-offs of $689 million increased compared to prior year but remained well below pre-pandemic levels • Noninterest expense increased $812 million, or 6%, to $15.5 billion driven by investments in the franchise across people and technology, partially offset by lower revenue- related incentive compensation; operating leverage of 6%; efficiency ratio of 63% • Average loan and lease balances up $94 billion, or 10%, to $1.0 trillion led by strong commercial loan growth as well as higher credit card balances • Average deposits down $92 billion, or 5%, to $1.9 trillion; End of period balances relatively flat compared to Q3-22 • Average Global Liquidity Sources of $868 billion(F) • Common equity tier 1 (CET1) ratio of 11.2% (Standardized) increased 25 bps from Q3-22(G); returned $12 billion to shareholders in 2022 through common stock dividends and share repurchases7 • Return on average common shareholders' equity ratio of 11.2%; return on average tangible common shareholders' equity ratio of 15.8%8 • Net income of $504 million • Sales and trading revenue up 20% to $3.5 billion, including net debit valuation adjustment (DVA) losses of $193 million; Fixed Income Currencies and Commodities (FICC) revenue up 37% to $2.2 billion and Equities revenue up less than 1% to $1.4 billion • Record Q4-22 sales and trading revenue and highest full-year since 2010 • Excluding net DVA(H), sales and trading revenue up 27% to $3.7 billion; FICC up 49% to $2.3 billion; Equities up 1% to $1.4 billion From Chair and CEO Brian Moynihan: “We ended the year on a strong note growing earnings year over year in the 4th quarter in an increasingly slowing economic environment. The themes in the quarter have been consistent all year as organic growth and rates helped deliver the value of our deposit franchise. That coupled with expense management helped drive operating leverage for the sixth consecutive quarter. Our earnings of $27.5 billion for the year represent one of the best years ever for the bank, reflecting our long-term focus on client relationships and our responsible growth strategy. We believe we are well positioned as we begin 2023 to deliver for our clients, shareholders and the communities we serve.” • Net income of $1.2 billion • Client balances of $3.4 trillion, down 12%, driven by lower market valuations, partially offset by positive net client flows • Pretax margin of 29%, down from 30% • Client Activity – AUM balances of $1.4 trillion declined $237 billion; $21 billion of AUM flows since Q4-21 – Average loan and lease balances of $225 billion, up $20 billion, or 10% – Added more than 800 wealth advisors in second half of 2022 – Added more than 9,000 net new relationships across Merrill and Private Bank, up 25% in Q4-22 • Net income of $2.5 billion • Total investment banking fees (excl. self-led) of $1.1 billion, a decrease of 54%, reflecting weaker industry-wide underwriting activity this year • No. 3 in investment banking fees6 for 2022 • Client Activity – Average loan and lease balances of $380 billion, up $42 billion, or 12% – Global Transaction Services revenue of $3.1 billion, up $1.0 billion, or 50% • Record net income of $3.6 billion • Client balances relatively flat at $1.6 trillion4 • Average deposits of more than $1 trillion, up $20 billion, or 2% • Combined credit/debit card spend of $223 billion, up 5% • Client Activity – Added ~195,000 net new Consumer checking accounts in Q4-22; 16th consecutive quarter of growth; added 1.1 million net new Consumer checking accounts in full-year 2022 – Record 35.9 million Consumer checking accounts with 92% being primary5 – Small Business checking accounts of 3.8 million, up 5% – Consumer investment accounts of 3.5 million grew 7%; record client flows of $11 billion in Q4-22 and $28 billion in full-year 2022 – Digital logins ~3 billion while digital sales grew 8% and represented 49% of total sales Bank of America Reports Q4-22 Net Income of $7.1 Billion; EPS of $0.85 Revenue Grew 11%1 led by 29% Improvement in Net Interest Income to $14.7 Billion Sixth Consecutive Quarter of Operating Leverage(A); CET1 Ratio of 11.2% Full-Year 2022 Net Income of $27.5 Billion; EPS of $3.19

From Chief Financial Officer Alastair Borthwick:

"Our focus on responsible growth and solid client activity helped produce loan growth and increase net interest income by $3.3 billion versus the year-ago quarter. We passed that along largely to the benefit of shareholders. Asset quality remained strong with loss rates increasing modestly off recent historic lows. Prudent management of capital in the quarter helped us to grow loans, buy back shares and increase our capital buffer on top of our regulatory requirements."

Bank of America Financial Highlights

($ in billions, except per share data)	Q4-22	Q4-21
Total revenue, net of interest expense	**$24.5**	$22.1
Provision for credit losses	**1.1**	(0.5)
Noninterest expense	**15.5**	14.7
Pretax income	**7.9**	7.8
Pretax, pre-provision income[1(D)]	**9.0**	7.3
Income tax expense	**0.8**	0.8
Net Income	**7.1**	7.0
Diluted earnings per share	**$0.85**	$0.82

($ in billions, except per share data)	FY 2022	FY 2021
Total revenue, net of interest expense	**$95.0**	$89.1
Provision for credit losses	**2.5**	(4.6)
Noninterest expense	**61.4**	59.7
Pretax income	**31.0**	34.0
Pretax, pre-provision income[1(D)]	**33.5**	29.4
Income tax expense	**3.4**	2.0
Net Income	**27.5**	32.0
Diluted earnings per share	**$3.19**	$3.57

[1] Pretax, pre-provision income represents a non-GAAP financial measure. For more information, see page 19.

Spotlight on Loan and NII Growth ($B)

Average Loans and Leases


$945
$978
$1,015
$1,034
$1,039
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022

Net Interest Income


Net Interest Income
Net Interest Yield[1]
$11.4
$11.6
$12.4
$13.8
$14.7
1.67%
1.69%
1.86%
2.06%
2.22%
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022

[1] Fully taxable equivalent (FTE) basis[(E)]

2

BANK OF AMERICA

Consumer Banking[1,2]

- Record net income of $3.6 billion increased 15%, as revenue improvement was partially offset by higher provision for credit losses and business investments
  - Pretax income of $4.7 billion increased 14%
  - Pretax, pre-provision income[(D)] of $5.7 billion increased 36%
  - 7th consecutive quarter of operating leverage[(A)]; efficiency ratio improved to 47%
- Revenue of $10.8 billion improved 21% due to increased NII driven by higher interest rates and balances, partially offset by the impact of reduced customer non-sufficient funds and overdraft fees
- Provision for credit losses was $944 million, primarily driven by loan growth and a dampened macroeconomic outlook, and increased $912 million from Q4-21 as the prior year benefited from an improved macroeconomic outlook
- Noninterest expense of $5.1 billion increased 8% primarily driven by investments in the business, including technology and compensation and benefits

Business Highlights[1,3(B)]

- Average deposits exceeded $1 trillion and were up $20 billion, or 2%; 6th straight quarter of average deposits greater than $1 trillion
  - 56% of deposits in checking accounts; 92% primary accounts[5]
- Average loans and leases of $300 billion increased $18 billion, or 6%
- Consumer investment assets[4] of $320 billion declined $49 billion, or 13%, driven by lower market valuations, partially offset by record $28 billion of client flows from new and existing clients
  - Record 3.5 million consumer investment accounts, up 7%
- Combined credit / debit card spend up $11 billion, or 5%; credit up 6% and debit up 5%
- 10.2 million Total clients[6] enrolled in Preferred Rewards, up 9%, with 99% annualized retention rate

Digital Usage Continued to Grow[1]

- Record 73% of overall households[7] actively using digital platforms
- Record 44 million active digital banking users, up 7% or ~2.7 million
- ~1.6 million digital sales, up 8%
- Record 3.0 billion digital logins, up 11%
- 18.2 million active Zelle® users sent and received 273 million transfers worth $81 billion, up 25% and 24% YoY, respectively
- Clients booked ~809,000 digital appointments

Financial Results

	Three months ended		
($ in millions)	12/31/2022	9/30/2022	12/31/2021
Total revenue[2]	**$10,782**	$9,904	$8,912
Provision for credit losses	**944**	738	32
Noninterest expense	**5,100**	5,097	4,742
Pretax income	**4,738**	4,069	4,138
Income tax expense	**1,161**	997	1,014
Net income	**$3,577**	$3,072	$3,124

Business Highlights[3(B)]

	Three months ended		
($ in billions)	12/31/2022	9/30/2022	12/31/2021
Average deposits	**$1,047.1**	$1,069.1	$1,026.8
Average loans and leases	**300.4**	295.2	282.3
Consumer investment assets (EOP)[4]	**319.6**	302.4	368.8
Active mobile banking users (MM)	**35.5**	34.9	33.0
Number of financial centers	**3,913**	3,932	4,173
Efficiency ratio	**47 %**	51 %	53 %
Return on average allocated capital	**35**	30	32
Total Consumer Credit Card[3]			
Average credit card outstanding balances	**$89.6**	$85.0	$78.4
Total credit/debit spend	**223.0**	218.2	211.9
Risk-adjusted margin	**9.9 %**	10.1 %	10.9 %

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.
[3] The Consumer credit card portfolio includes Consumer Banking and GWIM.
[4] Consumer investment assets includes client brokerage assets, deposit sweep balances and AUM in Consumer Banking.
[5] Represents the percentage of consumer checking accounts that are estimated to be the customer's primary account based on multiple relationship factors (e.g., linked to their direct deposit).
[6] As of November 2022. Includes clients in Consumer, Small Business and GWIM.
[7] Household adoption represents households with consumer bank login activities in a 90-day period, as of November 2022.

Continued Business Leadership

- No. 1 in estimated U.S. Retail Deposits[(a)]
- No. 1 Online Banking and Mobile Banking Functionality[(b)]
- No. 1 in customer satisfaction with Merchant Services by J.D. Power[(c)]
- No. 1 Small Business Lender[(d)]
- Best Bank in the U.S.[(e)]
- Best Consumer Digital Bank in the U.S.[(f)]
- Best Bank in the U.S. for Small and Medium Enterprises[(g)]

See page 11 for Business Leadership sources.

3

BANK OF AMERICA

Global Wealth and Investment Management[1,2]

- Net income of $1.2 billion decreased 2%
  - Pretax income of $1.6 billion decreased 2%
  - Pretax, pre-provision income[(D)] of $1.6 billion increased 4%
  - 7th consecutive quarter of operating leverage[(A)]
  - Pretax margin 29%
- Record fourth-quarter revenue of $5.4 billion increased marginally as higher NII was mostly offset by the impact of lower market valuations on noninterest income
- Noninterest expense of $3.8 billion decreased 1%, driven by lower revenue-related incentives, partially offset by investments in the business, including strategic hiring and marketing

Business Highlights[1(B)]

- Total client balances of $3.4 trillion decreased 12%, driven by lower market valuations, partially offset by net client flows
  - AUM flows of $21 billion since Q4-21
  - Average deposits of $318 billion, decreased $43 billion, or 12%
  - Average loans and leases of $225 billion increased $20 billion, or 10%, driven by residential mortgage lending, custom lending, and securities-based lending; 51st consecutive quarter of average loan and lease balance growth

Merrill Wealth Management Highlights[1]

Client Activity and Advisor Engagement

- Client balances of $2.8 trillion
- AUM balances of $1.1 trillion
- Added ~8,500 net new households in Q4-22, up 27%, best Q4 ever

Strong Digital Usage Continued

- 82% of Merrill households digitally active across the enterprise
- Continued strength of advisor/client digital communications; 390,000 households exchanged ~1.4 million secure messages
- 77% households enrolled in eDelivery; 223,000 planning reports generated, up 26% from Q4-21
- 75% of eligible checks deposited through automated channels
- Erica® interactions up 23%

Bank of America Private Bank Highlights[1]

Client Engagement

- Client balances of $564 billion
- AUM balances of $314 billion
- Added ~550 net new relationships in Q4-22, up 5%

Financial Results

	Three months ended		
($ in millions)	12/31/2022	9/30/2022	12/31/2021
Total revenue[2]	**$5,410**	$5,429	$5,402
Provision for credit losses	**37**	37	(56)
Noninterest expense	**3,784**	3,816	3,834
Pretax income	**1,589**	1,576	1,624
Income tax expense	**389**	386	398
Net income	**$1,200**	$1,190	$1,226

Business Highlights[(B)]

	Three months ended		
($ in billions)	12/31/2022	9/30/2022	12/31/2021
Average deposits	**$317.8**	$339.5	$360.9
Average loans and leases	**225.1**	223.7	205.2
Total client balances (EOP)	**3,386.8**	3,248.8	3,840.3
AUM flows	**0.1**	4.1	21.6
Pretax margin	**29 %**	29 %	30 %
Return on average allocated capital	**27**	27	30

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.

Continued Business Leadership

- No. 1 on Forbes' Best-in-State Wealth Advisors (2022), Top Women Wealth Advisors (2022), Top Women Wealth Advisors Best-in State (2022), and Top Next Generation Advisors (2022)
- No. 1 on Barron's Top 100 Women Financial Advisors List (2022)
- No. 1 on Financial Planning's 'Top 40 Advisors Under 40' List (2022)
- Celent Model Wealth Manager award for Client Experience (2022)
- Aite-Novarica award for Digital Client Experience (2022)
- No. 1 in personal trust AUM[(h)]
- Best Private Bank in the U.S. by Family Wealth Report[(i)] and Global Private Banking[(j)]
- Best Philanthropy Offering by WealthBriefing[(k)], PWM[(l)] and Global Finance[(m)]

See page 11 for Business Leadership sources.

Strong Digital Usage Continued

- Record 86% of clients digitally active across the enterprise
- 76% of eligible checks deposited through automated channels
- Clients increasingly leveraging the convenience and effectiveness of our digital capabilities:
  - Record Zelle® transactions up 39%
  - Record Digital wallet transactions up 60%

4

BANK OF AMERICA

Global Banking[1,2,3]

- Net income of $2.5 billion decreased 5%
  - Pretax income of $3.5 billion decreased 5%
  - Pretax, pre-provision income[(D)] of $3.6 billion increased 13%
- Revenue of $6.4 billion increased $531 million driven by higher NII from the benefit of higher interest rates and loan growth, partially offset by lower investment banking fees and lower treasury service charges due to higher earnings credit rates
- Provision for credit losses was $149 million, primarily driven by a dampened macroeconomic outlook and loan growth, with an increase of $612 million from Q4-21 as the prior year benefited from asset quality improvement and an improved macroeconomic outlook
- Noninterest expense of $2.8 billion increased 4%, primarily reflecting continued investments in the business, including strategic hiring and technology

Business Highlights[1,2(B)]

- Average loans and leases of $380 billion increased $42 billion, or 12%, reflecting strong client demand in the first half of 2022
- Average deposits of $503 billion decreased $59 billion, or 10%
- Total investment banking fees (excl. self-led) of $1.1 billion decreased $1.3 billion, or 54%

Strong Digital Usage Continued[1]

- 75% digitally active clients across commercial, corporate, and business banking clients (CashPro & BA360 platforms) (as of November 2022)
- Record quarterly CashPro App Active Users increased 25% and sign-ins increased 50%
- Record quarterly CashPro App Payment Approvals value was $186 billion, increased 40%
- Record quarterly percentage of eligible credit monitoring documents uploaded digitally at 42%, increased 1,069 bps (as of November 2022)

Financial Results

	Three months ended		
($ in millions)	**12/31/2022**	**9/30/2022**	**12/31/2021**
Total revenue[2,3]	**$6,438**	$5,591	$5,907
Provision for credit losses	**149**	170	(463)
Noninterest expense	**2,833**	2,651	2,717
Pretax income	**3,456**	2,770	3,653
Income tax expense	**916**	734	986
Net income	**$2,540**	$2,036	$2,667

Business Highlights[2(B)]

	Three months ended		
($ in billions)	**12/31/2022**	**9/30/2022**	**12/31/2021**
Average deposits	**$503.5**	$495.2	$562.4
Average loans and leases	**380.4**	384.3	338.6
Total Corp. IB fees (excl. self-led)[2]	**1.1**	1.2	2.4
Global Banking IB fees[2]	**0.7**	0.7	1.5
Business Lending revenue	**2.7**	2.1	2.2
Global Transaction Services revenue[4]	**3.1**	2.8	2.1
Efficiency ratio	**44 %**	47 %	46 %
Return on average allocated capital	**23**	18	25

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Revenue, net of interest expense.
[4] Prior periods have been revised to conform to current-period presentation.

Continued Business Leadership

- Global Most Innovative Financial Institution – 2022[(m)]
- World's Best Bank, North America's Best Bank for Small to Medium-sized Enterprises, and Best Bank in the US[(n)]
- Best Global Bank for Payments & Collections[(o)]
- Model Bank for Corporate Digital Banking – For CashPro App[(p)]
- World's Best Bank for Payments and Treasury and North America's Best Bank for Transaction Services[(n)]
- Best Global Bank for Trade Finance FX – 2023 [(m)]
- Outstanding Global Leadership in Sustainable Project Finance, and Outstanding Leadership in Sustainable Finance for North America[(m)]
- Relationships with 73% of the Global Fortune 500; 95% of the U.S. Fortune 1,000 (2022)

See page 11 for Business Leadership sources.

5

BANK OF AMERICA

Global Markets[1,2,3,6]

- Net income of $504 million decreased $165 million, or 25%
  - Excluding net DVA, net income of $650 million decreased 3%[4]
- Revenue of $3.9 billion increased 1%, primarily driven by higher sales and trading revenue, partially offset by lower investment banking fees
  - Excluding net DVA, revenue increased $238 million, or 6%[4]
- Noninterest expense of $3.2 billion increased $289 million, or 10%, driven by higher activity-related expenses and investments in the business, including technology and strategic hiring
- Average VaR of $117 million[5]

Business Highlights[1,2,6(B)]

- Sales and trading revenue increased 20% to $3.5 billion
  - FICC revenue increased 37% to $2.2 billion, driven by improved performance across currencies, interest rates, and credit products
  - Equities revenue increased marginally, or less than 1%, to $1.4 billion
- Excluding net DVA, sales and trading revenue increased 27% to $3.7 billion[(H)]
  - FICC revenue of $2.3 billion increased 49%
  - Equities revenue of $1.4 billion increased 1%

Additional Highlights

- 695+ research analysts covering 3,575+ companies, 1,225+ corporate bond issuers across 57 economies and 24 industries

Financial Results

	Three months ended		
($ in millions)	**12/31/2022**	**9/30/2022**	**12/31/2021**
Total revenue[2,3]	**$3,861**	$4,483	$3,818
Net DVA[4]	**(193)**	(14)	2
Total revenue (excl. net DVA)[2,3,4]	**$4,054**	$4,497	$3,816
Provision for credit losses	**4**	11	32
Noninterest expense	**3,171**	3,023	2,882
Pretax income	**686**	1,449	904
Income tax expense	**182**	384	235
Net income	**$504**	$1,065	$669
Net income (excl. net DVA)[4]	**$650**	$1,076	$667

Business Highlights[2(B)]

	Three months ended		
($ in billions)	**12/31/2022**	**9/30/2022**	**12/31/2021**
Average total assets	**$857.3**	$847.9	$817.0
Average trading-related assets	**608.5**	592.4	564.3
Average loans and leases	**123.0**	120.4	102.6
Sales and trading revenue[2]	**3.5**	4.1	2.9
Sales and trading revenue (excl. net DVA)[2,4(H)]	**3.7**	4.1	2.9
Global Markets IB fees[2]	**0.3**	0.4	0.8
Efficiency ratio	**82 %**	67 %	75 %
Return on average allocated capital	**5**	10	7

1 Comparisons are to the year-ago quarter unless noted.
2 Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
3 Revenue, net of interest expense.
4 Revenue and net income, excluding net DVA, are non-GAAP financial measures. See endnote H on page 10 for more information.
5 VaR model uses a historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Average VaR was $117MM, $117MM and $63MM for Q4-22, Q3-22 and Q4-21, respectively.
6 The explanations for current period-over-period changes for Global Markets are the same for amounts including and excluding net DVA.

Continued Business Leadership

- Americas Derivatives House of the Year and Americas House of the Year for Equity Derivatives, FX Derivatives, Interest Rate Derivatives, and Commodities Derivatives[(q)]
- Interest Rate Derivatives House of the Year[(r)]
- Global Leader for Sustainable Project Finance[(m)]
- Overall Leader for North America in Sustainable Finance[(m)]
- Most Sustainable Banks in North America[(s)]
- Most Impressive Corporate Bond House in Dollars[(q)]
- No. 1 All-America Sales Team in Equities Idea Generation[(t)]
- No. 1 Municipal Bonds Underwriter[(u)]
- No. 2 Global Fixed Income Research Team[(t)]

See page 11 for Business Leadership sources.

6

7 All Other1,2 Financial Results Three months ended ($ in millions) 12/31/2022 9/30/2022 12/31/2021 Total revenue2 $(1,836) $(799) $(1,874) Provision for credit losses (42) (58) (34) Noninterest expense 655 716 556 Pretax loss (2,449) (1,457) (2,396) Income tax expense (benefit) (1,760) (1,176) (1,723) Net income (loss) $(689) $(281) $(673) 1 Comparisons are to the year-ago quarter unless noted. 2 Revenue, net of interest expense. Note: All Other primarily consists of asset and liability management (ALM) activities, liquidating businesses and certain expenses not otherwise allocated to a business segment. ALM activities encompass interest rate and foreign currency risk management activities for which substantially all of the results are allocated to our business segments. • Net loss of $689 million was relatively flat compared to net loss of $673 million in Q4-21 • Total corporate effective tax rate (ETR) for the quarter was 9.7%, which included certain discrete tax benefits. – Excluding these discrete tax benefits, the ETR would have been 12.5%. Further excluding the recurring ESG tax credit benefits, the ETR would have been approximately 25% – For the full year, the total corporate ETR was 11.1%. Excluding recurring ESG tax credit benefits and discrete tax benefits, the ETR would have been approximately 25%

BANK OF AMERICA

Credit Quality[1]

Charge-offs

- Total net charge-offs of $689 million increased $169 million, or 33%, from Q3-22
  - Consumer net charge-offs of $531 million increased $72 million, primarily driven by higher credit card losses
    - Credit card loss rate of 1.71% vs. 1.53% in Q3-22, and, pre-pandemic, 3.03% in Q4-19
  - Commercial net charge-offs of $158 million increased $97 million

Provision for credit losses

- Provision for credit losses of $1.1 billion
  - Net reserve build of $403 million in Q4-22, primarily driven by loan growth and a dampened macroeconomic outlook

Allowance for credit losses

- Allowance for loan and lease losses of $12.7 billion represented 1.22% of total loans and leases[3]
  - Total allowance of $14.2 billion included $1.5 billion for unfunded commitments
- Nonperforming loans decreased $175 million from Q3-22 to $3.8 billion
  - 61% of Consumer nonperforming loans are contractually current
- Commercial reservable criticized utilized exposure of $19.3 billion increased $1.6 billion from Q3-22, primarily driven by U.S. Commercial and Industrial and Commercial Real Estate

Highlights

	Three months ended		
($ in millions)	12/31/2022	9/30/2022	12/31/2021
Provision for credit losses	**$1,092**	$898	($489)
Net charge-offs	**689**	520	362
Net charge-off ratio[2]	**0.26 %**	0.20 %	0.15 %
At period-end			
Nonperforming loans and leases	**$3,808**	$3,983	$4,567
Nonperforming loans and leases ratio	**0.37 %**	0.39 %	0.47 %
Allowance for loan and lease losses	**$12,682**	$12,302	$12,387
Allowance for loan and lease losses ratio[3]	**1.22 %**	1.20 %	1.28 %

[1] Comparisons are to the year-ago quarter unless noted.
[2] Net charge-off ratio is calculated as annualized net charge-offs divided by average outstanding loans and leases during the period.
[3] Allowance for loan and lease losses ratio is calculated as allowance for loan and lease losses divided by loans and leases outstanding at the end of the period.

Note: Ratios do not include loans accounted for under the fair value option.

8

BANK OF AMERICA

Balance Sheet, Liquidity and Capital Highlights ($ in billions except per share data, end of period, unless otherwise noted)[(B)]

	Three months ended		
	12/31/2022	**9/30/2022**	**12/31/2021**
Ending Balance Sheet			
Total assets	**$3,050.7**	$3,073.0	$3,169.5
Total loans and leases	**1,045.7**	1,032.5	979.1
Total loans and leases in business segments (excluding All Other)	**1,035.5**	1,022.1	963.3
Total deposits	**1,930.3**	1,938.1	2,064.4
Average Balance Sheet			
Average total assets	**$3,074.3**	$3,105.5	$3,164.1
Average loans and leases	**1,039.2**	1,034.3	945.1
Average deposits	**1,925.5**	1,962.8	2,017.2
Funding and Liquidity			
Long-term debt	**$276.0**	$269.1	$280.1
Global Liquidity Sources, average[(F)]	**868**	941	1,158
Equity			
Common shareholders' equity	**$244.8**	$240.4	$245.4
Common equity ratio	**8.0 %**	7.8 %	7.7 %
Tangible common shareholders' equity[1]	**$174.6**	$170.2	$175.1
Tangible common equity ratio[1]	**5.9 %**	5.7 %	5.7 %
Per Share Data			
Common shares outstanding (in billions)	**8.00**	8.02	8.08
Book value per common share	**$30.61**	$29.96	$30.37
Tangible book value per common share[1]	**21.83**	21.21	21.68
Regulatory Capital[(G)]			
CET1 capital	**$180.1**	$175.6	$171.8
Standardized approach			
Risk-weighted assets	**$1,604**	$1,599	$1,618
CET1 ratio	**11.2 %**	11.0 %	10.6 %
Advanced approaches			
Risk-weighted assets	**$1,410**	$1,391	$1,399
CET1 ratio	**12.8 %**	12.6 %	12.3 %
Supplementary leverage			
Supplementary leverage ratio (SLR)	**5.9 %**	5.8 %	5.5 %

[1] Represents a non-GAAP financial measure. For reconciliation, see page 19.

9

BANK OF AMERICA

Endnotes

A Operating leverage is calculated as the year-over-year percentage change in revenue, net of interest expense, less the percentage change in noninterest expense.

B We present certain key financial and nonfinancial performance indicators (KPIs) that management uses when assessing consolidated and/or segment results. We believe this information is useful because it provides management and investors with information about underlying operational performance and trends. KPIs are presented in Balance Sheet, Liquidity and Capital Highlights and on the Segment pages for each segment.

C Reserve Build (or Release) is calculated by subtracting net charge-offs for the period from the provision for credit losses recognized in that period. The period-end allowance, or reserve, for credit losses reflects the beginning of the period allowance adjusted for net charge-offs recorded in that period plus the provision for credit losses recognized in that period.

D Pretax, pre-provision income (PTPI) at the consolidated level, as well as at the segment level, is a non-GAAP financial measure calculated by adjusting the respective entity's pretax income to add back provision for credit losses. Management believes that PTPI (both at the consolidated and segment level) is a useful financial measure as it enables an assessment of the Company's ability to generate earnings to cover credit losses through a credit cycle and provides an additional basis for comparing the Company's results of operations between periods by isolating the impact of provision for credit losses, which can vary significantly between periods. For Reconciliations to GAAP financial measures, see page 19 for Total company and below for segments.

(Dollars in millions)			
	Fourth Quarter 2022		
	Consumer Banking	**GWIM**	**Global Banking**
Pretax income	**$ 4,738**	**$ 1,589**	**$ 3,456**
Provision for credit losses	**944**	**37**	**149**
Pretax, pre-provision income	**$ 5,682**	**$ 1,626**	**$ 3,605**
	Third Quarter 2022		
	Consumer Banking	GWIM	Global Banking
Pretax income	$ 4,069	$ 1,576	$ 2,770
Provision for credit losses	738	37	170
Pretax, pre-provision income	$ 4,807	$ 1,613	$ 2,940
	Fourth Quarter 2021		
	Consumer Banking	GWIM	Global Banking
Pretax income	$ 4,138	$ 1,624	$ 3,653
Provision for credit losses	32	(56)	(463)
Pretax, pre-provision income	$ 4,170	$ 1,568	$ 3,190

E We also measure NII on an FTE basis, which is a non-GAAP financial measure. FTE basis is a performance measure used in operating the business that management believes provides investors with meaningful information on the interest margin for comparative purposes. We believe that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practice. NII on an FTE basis was $14.8 billion, $13.9 billion, $12.5 billion, $11.7 billion and $11.5 billion for the three months ended December 31, 2022, September 30, 2022, June 30, 2022, March 31, 2022 and December 31, 2021, respectively. The FTE adjustment was $123 million, $106 million, $103 million, $106 million and $105 million for the three months ended December 31, 2022, September 30, 2022, June 30, 2022, March 31, 2022 and December 31, 2021, respectively.

F Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, inclusive of U.S. government securities, U.S. agency securities, U.S. agency mortgage-backed securities, and a select group of non-U.S. government and supranational securities, and other investment-grade securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions.

G Regulatory capital ratios at December 31, 2022 are preliminary. The Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. Capital adequacy is evaluated against the lower of the Standardized or Advanced approaches compared to their respective regulatory capital ratio requirements. The Corporation's binding ratio was the Common equity tier 1 ratio under the Standardized approach as of December 31, 2022 and September 30, 2022, and supplementary leverage ratio as of December 31, 2021.

H The below table includes Global Markets sales and trading revenue, excluding net DVA, which is a non-GAAP financial measure. We believe that the presentation of measures that exclude this item is useful because such measures provide additional information to assess the underlying operational performance and trends of our businesses and to allow better comparison of period-to-period operating performance.

	Three months ended		
(Dollars in millions)	**12/31/2022**	**9/30/2022**	**12/31/2021**
Sales and trading revenue			
Fixed-income, currencies and commodities	**$ 2,157**	$ 2,552	$ 1,573
Equities	**1,368**	1,540	1,363
Total sales and trading revenue	**$ 3,525**	$ 4,092	$ 2,936
Sales and trading revenue, excluding net debit valuation adjustment[1]			
Fixed-income, currencies and commodities	**$ 2,343**	$ 2,567	$ 1,569
Equities	**1,375**	1,539	1,365
Total sales and trading revenue, excluding net debit valuation adjustment	**$ 3,718**	$ 4,106	$ 2,934

[1] For the three months ended December 31, 2022, September 30, 2022 and December 31, 2021, net DVA gains (losses) were $(193) million, $(14) million and $2 million, FICC net DVA gains (losses) were $(186) million, $(15) million and $4 million, and Equities net DVA gains (losses) were $(7) million, $1 million and $(2) million, respectively.

10

11 (a) Estimated U.S. retail deposits based on June 30, 2022 FDIC deposit data. (b) Javelin 2022 Online and Mobile Banking Scorecards. (c) Bank of America received the highest score in the J.D. Power 2022 Merchant Services Satisfaction Study of customers’ satisfaction with credit card/debit payment processors among small business owners/operators. Visit jdpower.com/awards for more details. (d) FDIC, 3Q22. (e) Global Finance, May 2022. (f) Global Finance, August 2022. (g) Global Finance, December 2022. (h) Industry Q3-22 FDIC call reports. (i) Family Wealth Report, 2022. (j) Global Private Banking, The Digital Banker, 2022. (k) WealthBriefing, 2022. (l) PWM, 2022. (m) Global Finance, 2022. (n) Euromoney, 2022. (o) Global Finance Treasury & Cash Management Awards, 2022. (p) Celent, 2022. (q) GlobalCapital, 2022. (r) Risk.net, 2022. (s) Capital Monitor, 2022. (t) Institutional Investor, 2022. (u) Refinitiv, 2022 YTD. Business Leadership Sources

12 Contact Information and Investor Conference Call Invitation Investor Call Information Chief Executive Officer Brian Moynihan and Chief Financial Officer Alastair Borthwick will discuss fourth- quarter 2022 financial results in a conference call at 9:30 a.m. ET today. The presentation and supporting materials can be accessed on the Bank of America Investor Relations website at https://investor.bankofamerica.com. For a listen-only connection to the conference call, dial 1.877.200.4456 (U.S.) or 1.785.424.1732 (international). The conference ID is 79795. Please dial in 10 minutes prior to the start of the call. Investors can access replays of the conference call by visiting the Investor Relations website or by calling 1.800.934.4850 (U.S.) or 1.402.220.1178 (international) from January 13 through 11:59 p.m. ET on January 23. Investors May Contact: Lee McEntire, Bank of America Phone: 1.980.388.6780 lee.mcentire@bofa.com Jonathan G. Blum, Bank of America (Fixed Income) Phone: 1.212.449.3112 jonathan.blum@bofa.com Bank of America Bank of America is one of the world’s leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 67 million consumer and small business clients with approximately 3,900 retail financial centers, approximately 16,000 ATMs and award-winning digital banking with approximately 56 million verified digital users. Bank of America is a global leader in wealth management, corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 3 million small business households through a suite of innovative, easy-to-use online products and services. The company serves clients through operations across the United States, its territories and approximately 35 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange. Forward-Looking Statements Bank of America Corporation (the “Corporation”) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Corporation’s current expectations, plans or forecasts of its future results, revenues, provision for credit losses, expenses, efficiency ratio, capital measures, strategy, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Corporation’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward- looking statements. Reporters May Contact: Bill Halldin, Bank of America Phone: 1.916.724.0093 william.halldin@bofa.com Christopher Feeney, Bank of America Phone: 1.980.386.6794 (office) christopher.feeney@bofa.com

13 You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Corporation’s 2021 Annual Report on Form 10-K and in any of the Corporation’s subsequent Securities and Exchange Commission filings: the Corporation’s potential judgments, orders, settlements, penalties, fines and reputational damage resulting from pending or future litigation and regulatory investigations, proceedings and enforcement actions, including as a result of our participation in and execution of government programs related to the Coronavirus Disease 2019 (COVID-19) pandemic, such as the processing of unemployment benefits for California and certain other states; the possibility that the Corporation's future liabilities may be in excess of its recorded liability and estimated range of possible loss for litigation, and regulatory and government actions; the possibility that the Corporation could face increased claims from one or more parties involved in mortgage securitizations; the Corporation’s ability to resolve representations and warranties repurchase and related claims; the risks related to the discontinuation of the London Interbank Offered Rate and other reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Corporation’s exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, inflation, currency exchange rates, economic conditions, trade policies and tensions, including tariffs, and potential geopolitical instability; the impact of the interest rate, inflationary and macroeconomic environment on the Corporation’s business, financial condition and results of operations; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties, including the impact of supply chain disruptions, inflationary pressures and labor shortages on economic conditions and our business; potential losses related to the Corporation’s concentration of credit risk; the Corporation's ability to achieve its expense targets and expectations regarding revenue, net interest income, provision for credit losses, net charge-offs, effective tax rate, loan growth or other projections; adverse changes to the Corporation’s credit ratings from the major credit rating agencies; an inability to access capital markets or maintain deposits or borrowing costs; estimates of the fair value and other accounting values, subject to impairment assessments, of certain of the Corporation’s assets and liabilities; the estimated or actual impact of changes in accounting standards or assumptions in applying those standards; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the impact of adverse changes to total loss- absorbing capacity requirements, stress capital buffer requirements and/or global systemically important bank surcharges; the potential impact of actions of the Board of Governors of the Federal Reserve System on the Corporation’s capital plans; the effect of changes in or interpretations of income tax laws and regulations; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation assessments, the Volcker Rule, fiduciary standards, derivatives regulations and the Coronavirus Aid, Relief, and Economic Security Act and any similar or related rules and regulations; a failure or disruption in or breach of the Corporation’s operational or security systems or infrastructure, or those of third parties, including as a result of cyber-attacks or campaigns; the risks related to the transition and physical impacts of climate change; our ability to achieve environmental, social and governance goals and commitments or the impact of any changes in the Corporation's sustainability strategy or commitments generally; the impact of any future federal government shutdown and uncertainty regarding the federal government’s debt limit or changes in fiscal, monetary or regulatory policy; the emergence of widespread health emergencies or pandemics, including the magnitude and duration of the COVID-19 pandemic and its impact on U.S. and/or global financial market conditions and our business, results of operations, financial condition and prospects; the impact of natural disasters, extreme weather events, military conflict (including the Russia/Ukraine conflict, the possible expansion of such conflict and potential geopolitical consequences), terrorism or other geopolitical events; and other matters. Forward-looking statements speak only as of the date they are made, and the Corporation undertakes no obligation to update any forward- looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. “Bank of America” and “BofA Securities” are the marketing names used by the Global Banking and Global Markets divisions of Bank of America Corporation. Lending, other commercial banking activities, and trading in certain financial instruments are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., Member FDIC. Trading in securities and financial instruments, and strategic advisory, and other investment banking activities, are performed globally by investment banking affiliates of Bank of America Corporation (“Investment Banking Affiliates”) or other affiliates, including, in the United States, BofA Securities, Inc., Merrill Lynch Professional Clearing Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, each of which are registered broker-dealers and Members of SIPC, and, in other jurisdictions, by locally registered entities. BofA Securities, Inc. and Merrill Lynch Professional Clearing Corp. are registered as futures commission merchants with the CFTC and are members of the NFA. Investment products offered by Investment Banking Affiliates: Are Not FDIC Insured · May Lose Value · Are Not Bank Guaranteed. Bank of America Corporation’s broker-dealers are not banks and are separate legal entities from their bank affiliates. The obligations of the broker-dealers are not obligations of their bank affiliates (unless explicitly stated otherwise), and these bank affiliates are not responsible for securities sold, offered, or recommended by the broker-dealers. The foregoing also applies to other non-bank affiliates. For more Bank of America news, including dividend announcements and other important information, visit the Bank of America newsroom at https://newsroom.bankofamerica.com. www.bankofamerica.com

14

Bank of America Corporation and Subsidiaries
Selected Financial Data

(In millions, except per share data)

	Year Ended December 31 2022	Year Ended December 31 2021	Fourth Quarter 2022	Third Quarter 2022	Fourth Quarter 2021
Summary Income Statement					
Net interest income	$ 52,462	$ 42,934	$ 14,681	$ 13,765	$ 11,410
Noninterest income	42,488	46,179	9,851	10,737	10,650
Total revenue, net of interest expense	94,950	89,113	24,532	24,502	22,060
Provision for credit losses	2,543	(4,594)	1,092	898	(489)
Noninterest expense	61,438	59,731	15,543	15,303	14,731
Income before income taxes	30,969	33,976	7,897	8,301	7,818
Income tax expense	3,441	1,998	765	1,219	805
Net income	$ 27,528	$ 31,978	$ 7,132	$ 7,082	$ 7,013
Preferred stock dividends and other	1,513	1,421	228	503	240
Net income applicable to common shareholders	$ 26,015	$ 30,557	$ 6,904	$ 6,579	$ 6,773
Average common shares issued and outstanding	8,113.7	8,493.3	8,088.3	8,107.7	8,226.5
Average diluted common shares issued and outstanding	8,167.5	8,558.4	8,155.7	8,160.8	8,304.7
Summary Average Balance Sheet					
Total debt securities	$ 922,730	$ 905,169	$ 869,084	$ 901,654	$ 984,493
Total loans and leases	1,016,782	920,401	1,039,247	1,034,334	945,062
Total earning assets	2,700,860	2,616,428	2,647,712	2,670,578	2,747,769
Total assets	3,135,894	3,034,623	3,074,289	3,105,546	3,164,118
Total deposits	1,986,158	1,914,286	1,925,544	1,962,775	2,017,223
Common shareholders' equity	241,981	249,787	243,647	241,882	246,519
Total shareholders' equity	270,299	273,757	272,629	271,017	270,883
Performance Ratios					
Return on average assets	0.88 %	1.05 %	0.92 %	0.90 %	0.88 %
Return on average common shareholders' equity	10.75	12.23	11.24	10.79	10.90
Return on average tangible common shareholders' equity [1]	15.15	17.02	15.79	15.21	15.25
Per Common Share Information					
Earnings	$ 3.21	$ 3.60	$ 0.85	$ 0.81	$ 0.82
Diluted earnings	3.19	3.57	0.85	0.81	0.82
Dividends paid	0.86	0.78	0.22	0.22	0.21
Book value	30.61	30.37	30.61	29.96	30.37
Tangible book value [1]	21.83	21.68	21.83	21.21	21.68

Summary Period-End Balance Sheet	December 31 2022	September 30 2022	December 31 2021
Total debt securities	$ 862,819	$ 879,958	$ 982,627
Total loans and leases	1,045,747	1,032,466	979,124
Total earning assets	2,640,721	2,639,450	2,803,620
Total assets	3,050,706	3,072,953	3,169,495
Total deposits	1,930,341	1,938,097	2,064,446
Common shareholders' equity	244,800	240,390	245,358
Total shareholders' equity	273,197	269,524	270,066
Common shares issued and outstanding	7,996.8	8,024.5	8,077.8

Credit Quality	Year Ended December 31 2022	Year Ended December 31 2021	Fourth Quarter 2022	Third Quarter 2022	Fourth Quarter 2021
Total net charge-offs	$ 2,172	$ 2,243	$ 689	$ 520	$ 362
Net charge-offs as a percentage of average loans and leases outstanding [2]	0.21 %	0.25 %	0.26 %	0.20 %	0.15 %
Provision for credit losses	$ 2,543	$ (4,594)	$ 1,092	$ 898	$ (489)

	December 31 2022	September 30 2022	December 31 2021
Total nonperforming loans, leases and foreclosed properties [3]	$ 3,978	$ 4,156	$ 4,697
Nonperforming loans, leases and foreclosed properties as a percentage of total loans, leases and foreclosed properties [3]	0.38 %	0.40 %	0.48 %
Allowance for loan and lease losses	$ 12,682	$ 12,302	$ 12,387
Allowance for loan and lease losses as a percentage of total loans and leases outstanding [2]	1.22 %	1.20 %	1.28 %

For footnotes, see page 15.

Current-period information is preliminary and based on company data available at the time of the presentation.

15

Bank of America Corporation and Subsidiaries

Selected Financial Data (continued)

(Dollars in millions)

Capital Management	December 31 2022	September 30 2022	December 31 2021
Regulatory capital metrics [4]**:**			
Common equity tier 1 capital	**$ 180,060**	$ 175,554	$ 171,759
Common equity tier 1 capital ratio - Standardized approach	**11.2 %**	11.0 %	10.6 %
Common equity tier 1 capital ratio - Advanced approaches	**12.8**	12.6	12.3
Tier 1 leverage ratio	**7.0**	6.8	6.4
Supplementary leverage ratio	**5.9**	5.8	5.5
Total ending equity to total ending assets ratio	**9.0**	8.8	8.5
Common equity ratio	**8.0**	7.8	7.7
Tangible equity ratio [5]	**6.8**	6.6	6.4
Tangible common equity ratio [5]	**5.9**	5.7	5.7

(1) Return on average tangible common shareholders' equity and tangible book value per share of common stock are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. Tangible book value per share provides additional useful information about the level of tangible assets in relation to outstanding shares of common stock. See Reconciliations to GAAP Financial Measures on page 19.

(2) Ratios do not include loans accounted for under the fair value option. Charge-off ratios are annualized for the quarterly presentation.

(3) Balances do not include past due consumer credit card loans, consumer loans secured by real estate where repayments are insured by the Federal Housing Administration and individually insured long-term stand-by agreements (fully insured home loans), and in general, other consumer and commercial loans not secured by real estate, and nonperforming loans held for sale or accounted for under the fair value option.

(4) Regulatory capital ratios at December 31, 2022 are preliminary. Bank of America Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. Capital adequacy is evaluated against the lower of the Standardized or Advanced approaches compared to their respective regulatory capital ratio requirements. The Corporation's binding ratio was the Common equity tier 1 ratio under the Standardized approach as of December 31, 2022 and September 30, 2022, and supplementary leverage ratio of December 31, 2021.

(5) Tangible equity ratio equals period-end tangible shareholders' equity divided by period-end tangible assets. Tangible common equity ratio equals period-end tangible common shareholders' equity divided by period-end tangible assets. Tangible shareholders' equity and tangible assets are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. See Reconciliations to GAAP Financial Measures on page 19.

Current-period information is preliminary and based on company data available at the time of the presentation.

16

Bank of America Corporation and Subsidiaries

Quarterly Results by Business Segment and All Other

(Dollars in millions)

	Fourth Quarter 2022				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 10,782	$ 5,410	$ 6,438	$ 3,861	$ (1,836)
Provision for credit losses	944	37	149	4	(42)
Noninterest expense	5,100	3,784	2,833	3,171	655
Net income (loss)	3,577	1,200	2,540	504	(689)
Return on average allocated capital [1]	35 %	27 %	23 %	5 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 300,360	$ 225,094	$ 380,385	$ 123,022	$ 10,386
Total deposits	1,047,058	317,849	503,472	37,219	19,946
Allocated capital [1]	40,000	17,500	44,500	42,500	n/m
Quarter end					
Total loans and leases	$ 304,761	$ 223,910	$ 379,107	$ 127,735	$ 10,234
Total deposits	1,048,799	323,899	498,661	39,077	19,905

	Third Quarter 2022				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 9,904	$ 5,429	$ 5,591	$ 4,483	$ (799)
Provision for credit losses	738	37	170	11	(58)
Noninterest expense	5,097	3,816	2,651	3,023	716
Net income (loss)	3,072	1,190	2,036	1,065	(281)
Return on average allocated capital [1]	30 %	27 %	18 %	10 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 295,231	$ 223,734	$ 384,305	$ 120,435	$ 10,629
Total deposits	1,069,093	339,487	495,154	38,820	20,221
Allocated capital [1]	40,000	17,500	44,500	42,500	n/m
Quarter end					
Total loans and leases	$ 297,825	$ 224,858	$ 377,711	$ 121,721	$ 10,351
Total deposits	1,072,580	324,859	484,309	37,318	19,031

	Fourth Quarter 2021				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 8,912	$ 5,402	$ 5,907	$ 3,818	$ (1,874)
Provision for credit losses	32	(56)	(463)	32	(34)
Noninterest expense	4,742	3,834	2,717	2,882	556
Net income	3,124	1,226	2,667	669	(673)
Return on average allocated capital [1]	32 %	30 %	25 %	7 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 282,332	$ 205,236	$ 338,627	$ 102,627	$ 16,240
Total deposits	1,026,810	360,912	562,390	43,331	23,780
Allocated capital [1]	38,500	16,500	42,500	38,000	n/m
Quarter end					
Total loans and leases	$ 286,511	$ 208,971	$ 352,933	$ 114,846	$ 15,863
Total deposits	1,054,995	390,143	551,752	46,374	21,182

[1] Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

n/m = not meaningful

The Company reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis.

Current-period information is preliminary and based on company data available at the time of the presentation.

Current-period information is preliminary and based on company data available at the time of the presentation. 17 Bank of America Corporation and Subsidiaries Annual Results by Business Segment and All Other (Dollars in millions) Year Ended December 31, 2022 Consumer Banking GWIM Global Banking Global Markets All Other Total revenue, net of interest expense $ 38,635 $ 21,748 $ 22,229 $ 18,138 $ (5,362) Provision for credit losses 1,980 66 641 28 (172) Noninterest expense 20,077 15,490 10,966 12,420 2,485 Net income (loss) 12,516 4,675 7,807 4,182 (1,652) Return on average allocated capital (1) 31% 27% 18% 10 % n/m Balance Sheet Average Total loans and leases $ 292,366 $ 219,810 $ 375,271 $ 116,652 $ 12,683 Total deposits 1,062,561 351,329 511,804 40,382 20,082 Allocated capital (1) 40,000 17,500 44,500 42,500 n/m Year end Total loans and leases $ 304,761 $ 223,910 $ 379,107 $ 127,735 $ 10,234 Total deposits 1,048,799 323,899 498,661 39,077 19,905 Year Ended December 31, 2021 Consumer Banking GWIM Global Banking Global Markets All Other Total revenue, net of interest expense $ 34,005 $ 20,748 $ 20,875 $ 19,255 $ (5,343) Provision for credit losses (1,035) (241) (3,201) 65 (182) Noninterest expense 19,290 15,258 10,632 13,032 1,519 Net income 11,891 4,327 9,814 4,557 1,389 Return on average allocated capital (1) 31% 26% 23% 12 % n/m Balance Sheet Average Total loans and leases $ 284,061 $ 196,899 $ 329,655 $ 91,339 $ 18,447 Total deposits 983,027 340,124 522,790 51,833 16,512 Allocated capital (1) 38,500 16,500 42,500 38,000 n/m Year end Total loans and leases $ 286,511 $ 208,971 $ 352,933 $ 114,846 $ 15,863 Total deposits 1,054,995 390,143 551,752 46,374 21,182 (1) Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently. n/m = not meaningful

Current-period information is preliminary and based on company data available at the time of the presentation. 18 Bank of America Corporation and Subsidiaries Supplemental Financial Data (Dollars in millions) Year Ended December 31 Fourth Quarter 2022 Third Quarter 2022 Fourth Quarter 2021FTE basis data (1) 2022 2021 Net interest income $ 52,900 $ 43,361 $ 14,804 $ 13,871 $ 11,515 Total revenue, net of interest expense 95,388 89,540 24,655 24,608 22,165 Net interest yield 1.96% 1.66% 2.22% 2.06% 1.67 % Efficiency ratio 64.41 66.71 63.05 62.18 66.46 Other Data December 31 2022 September 30 2022 December 31 2021 Number of financial centers - U.S. 3,913 3,932 4,173 Number of branded ATMs - U.S. 15,528 15,572 16,209 Headcount 216,823 213,270 208,248 (1) FTE basis is a non-GAAP financial measure. FTE basis is a performance measure used by management in operating the business that management believes provides investors with meaningful information on the interest margin for comparative purposes. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax- exempt sources and is consistent with industry practices. Net interest income includes FTE adjustments of $438 million and $427 million for the years ended December 31, 2022 and 2021, $123 million and $106 million for the fourth and third quarters of 2022, and $105 million for the fourth quarter of 2021.

19

Bank of America Corporation and Subsidiaries

Reconciliations to GAAP Financial Measures

(Dollars in millions, except per share information)

The Corporation evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Tangible equity represents shareholders' equity or common shareholders' equity reduced by goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities ("adjusted" shareholders' equity or common shareholders' equity). Return on average tangible common shareholders' equity measures the Corporation's net income applicable to common shareholders as a percentage of adjusted average common shareholders' equity. The tangible common equity ratio represents adjusted ending common shareholders' equity divided by total tangible assets (total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities). Return on average tangible shareholders' equity measures the Corporation's net income as a percentage of adjusted average total shareholders' equity. The tangible equity ratio represents adjusted ending shareholders' equity divided by total tangible assets. Tangible book value per common share represents adjusted ending common shareholders' equity divided by ending common shares outstanding. These measures are used to evaluate the Corporation's use of equity. In addition, profitability, relationship and investment models all use return on average tangible shareholders' equity as key measures to support our overall growth goals.

See the tables below for reconciliations of these non-GAAP financial measures to the most closely related financial measures defined by GAAP for the years ended December 31, 2022 and 2021, and the three months ended December 31, 2022, September 30, 2022 and December 31, 2021. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. Other companies may define or calculate supplemental financial data differently.

	Year Ended December 31		Fourth Quarter	Third Quarter	Fourth Quarter
	2022	2021	**2022**	2022	2021
Reconciliation of income before income taxes to pretax, pre-provision income					
Income before income taxes	**$ 30,969**	$ 33,976	**$ 7,897**	$ 8,301	$ 7,818
Provision for credit losses	**2,543**	(4,594)	**1,092**	898	(489)
Pretax, pre-provision income	**$ 33,512**	$ 29,382	**$ 8,989**	$ 9,199	$ 7,329
Reconciliation of average shareholders' equity to average tangible shareholders' equity and average tangible common shareholders' equity					
Shareholders' equity	**$ 270,299**	$ 273,757	**$ 272,629**	$ 271,017	$ 270,883
Goodwill	**(69,022)**	(69,005)	**(69,022)**	(69,022)	(69,022)
Intangible assets (excluding mortgage servicing rights)	**(2,117)**	(2,177)	**(2,088)**	(2,107)	(2,166)
Related deferred tax liabilities	**922**	916	**914**	920	913
Tangible shareholders' equity	**$ 200,082**	$ 203,491	**$ 202,433**	$ 200,808	$ 200,608
Preferred stock	**(28,318)**	(23,970)	**(28,982)**	(29,134)	(24,364)
Tangible common shareholders' equity	**$ 171,764**	$ 179,521	**$ 173,451**	$ 171,674	$ 176,244
Reconciliation of period-end shareholders' equity to period-end tangible shareholders' equity and period-end tangible common shareholders' equity					
Shareholders' equity	**$ 273,197**	$ 270,066	**$ 273,197**	$ 269,524	$ 270,066
Goodwill	**(69,022)**	(69,022)	**(69,022)**	(69,022)	(69,022)
Intangible assets (excluding mortgage servicing rights)	**(2,075)**	(2,153)	**(2,075)**	(2,094)	(2,153)
Related deferred tax liabilities	**899**	929	**899**	915	929
Tangible shareholders' equity	**$ 202,999**	$ 199,820	**$ 202,999**	$ 199,323	$ 199,820
Preferred stock	**(28,397)**	(24,708)	**(28,397)**	(29,134)	(24,708)
Tangible common shareholders' equity	**$ 174,602**	$ 175,112	**$ 174,602**	$ 170,189	$ 175,112
Reconciliation of period-end assets to period-end tangible assets					
Assets	**$ 3,050,706**	$ 3,169,495	**$ 3,050,706**	$ 3,072,953	$ 3,169,495
Goodwill	**(69,022)**	(69,022)	**(69,022)**	(69,022)	(69,022)
Intangible assets (excluding mortgage servicing rights)	**(2,075)**	(2,153)	**(2,075)**	(2,094)	(2,153)
Related deferred tax liabilities	**899**	929	**899**	915	929
Tangible assets	**$ 2,980,508**	$ 3,099,249	**$ 2,980,508**	$ 3,002,752	$ 3,099,249
Book value per share of common stock					
Common shareholders' equity	**$ 244,800**	$ 245,358	**$ 244,800**	$ 240,390	$ 245,358
Ending common shares issued and outstanding	**7,996.8**	8,077.8	**7,996.8**	8,024.5	8,077.8
Book value per share of common stock	**$ 30.61**	$ 30.37	**$ 30.61**	$ 29.96	$ 30.37
Tangible book value per share of common stock					
Tangible common shareholders' equity	**$ 174,602**	$ 175,112	**$ 174,602**	$ 170,189	$ 175,112
Ending common shares issued and outstanding	**7,996.8**	8,077.8	**7,996.8**	8,024.5	8,077.8
Tangible book value per share of common stock	**$ 21.83**	$ 21.68	**$ 21.83**	$ 21.21	$ 21.68

Current-period information is preliminary and based on company data available at the time of the presentation.